SULLIVAN & WORCESTER LLP
                             ONE POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 338-2800
                              FAX NO. 617-338-2880
      IN WASHINGTON, D.C.                                  IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                      (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2161


                                                     Boston
                                                     June 30, 2000

The Trustees of Spectra Fund
1 World Trade Center
New York, New York 10048

                   Re:  Spectra Fund--Post-Effective Amendment
                        to Registration Statement on Form N-1A
                        --------------------------------------

Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law relating to Spectra Fund, a trust with transferable shares established under Massachusetts law (the "Trust"), in connection with the Trust's filing with the Securities and Exchange Commission (the "SEC") of Post-Effective Amendment No. 8 to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), Registration No. 33-98102, and Amendment No. 21 to its Registration Statement under the Investment Company Act of 1940, as amended, Registration No. 811-1743 (collectively, the "Registration Statement", and such amendments, collectively, the "Amendment").

     We acted as Massachusetts counsel to the Trust in connection with the execution and delivery of its Declaration of Trust dated July 5, 1995 (the "Original Declaration"), and the authorization by the Trustees of the Trust of the issuance and sale of the shares of beneficial interest, one mill ($.001) par value, Class A and Class N (collectively, the "Shares") which are subject to the Registration Statement, as amended by the Amendment. In this connection, we have examined and are familiar with the Original Declaration, as amended and restated by an Amended and Restated Declaration of Trust dated February 17, 1997, as further amended by a Certificate of Amendment, dated May 30, 2000 (the Original Declaration, as so amended and restated and further amended, the "Declaration"), the Bylaws of the Trust, the Amendments, substantially in the form in which they are to be filed with the SEC, the forms of the Prospectus (the "Prospectus") and the Statement of Additional Information (the "SAI") forming part of the Registration Statement, as amended by the Amendments, certificates of officers of the Trust as to actions of the Trustees, certificates of officers of the Trust and of public officials as to other matters of fact, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

The Trustees of Spectra Fund                                       June 30, 2000

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under Massachusetts law:

     1. The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2. The Trust is authorized to issue an unlimited number of Shares of both Class A and Class N; the Shares have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

     3. The Shares subject to the Registration Statement, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, and fully paid and nonassessable by the Trust.

     With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of The Commonwealth of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     We hereby consent to the reference to us in the Prospectus, and to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.


                                              Very truly yours,

                                              /s/ SULLIVAN & WORCESTER LLP
                                              ----------------------------
                                              SULLIVAN & WORCESTER LLP